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                                                                    EXHIBIT 10.2

                      1999 DEFERRED COMPENSATION AGREEMENT

                       Columbia Bancorp - Terry L. Cochran

         This 1999 Deferred Compensation Agreement (the "Agreement") is made and entered into this 1st day of April, 1999 by and between Columbia Bancorp, an Oregon corporation ("Bancorp") and Terry L. Cochran ("Employee").

                                    RECITALS

         (1) Bancorp is an Oregon corporation and is the holding company of Columbia River Bank and of Valley Community Bank (collectively, the "Banks"), both of which are state-chartered Oregon financial institutions. Bancorp's principal office is at 420 East Third Street, Suite 200, The Dalles, Oregon 97058.

         (2) Employee is now employed full-time by Bancorp as President and Chief Executive Officer of Bancorp, and also serves as President and Chief Executive Officer of Columbia River Bank. Employee has served as President and Chief Executive Officer of Bancorp since its formation in 1995, and has served in many positions at Columbia River Bank, including President and Chief Executive Officer, since 1981.

         (3) Bancorp recognizes the contributions that Employee has made to the success and profitability of Bancorp, and desires to provide deferred compensation and other consideration to Employee as compensation for his services and for the confidentiality covenants set forth in the Agreement.

             Now, therefore, it is agreed:

         1.  DEFERRED COMPENSATION.

         1.1 ELIGIBILITY. Employee shall become eligible for deferred compensation under the Agreement upon his retirement as a full-time employee of Bancorp; provided, that in no event shall Employee be entitled to deferred compensation payments under the Agreement prior to May 15, 2001 regardless of the date of Employee's termination of employment by retirement or otherwise.

         1.2 COMPENSATION. Beginning on the first 15th day of May immediately following the date of Employee's retirement, and on the 15th day of May of each year thereafter through and including May 15, 2007, Bancorp shall pay Employee deferred compensation consisting of (i) $48,000 per year, plus (ii) Accrued Interest as provided in Section 1.3 herein.

         1.3 ACCRUED INTEREST. Payment of the Accrued Interest described in
Section 1.2(ii) has been provided for by the purchase of a $120,000 market rate certificate of deposit (the "CD") on December 26, 1995. The CD, which has been or shall be replaced upon maturity as required

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from time to time to fulfill the terms of the Agreement, was purchased to fund such payments. Upon the maturity of the CD a new market rate certificate of deposit shall be purchased with a comparable maturity for the same purpose as long as Employee is entitled to deferred compensation payments under the Agreement. Any interest earned (the "Accrued Interest") on the CD and any subsequent certificates of deposit purchased under the Agreement shall be paid to Employee as follows: (i) on the first May 15 on which Employee is paid his first yearly deferred compensation payment under the Agreement, Employee shall also be paid all Accrued Interest earned from the first date the CD and any subsequent certificates of deposit began earning interest through the May 15 of the year in which Employee is paid such first yearly payment; (ii) on the 15th day of May of each year thereafter through and including May 15, 2007, Employee shall be paid all Accrued Interest earned from the CD and any subsequent certificates of deposit from May 15 of the previous calendar year through May 15 of the current payment year.

         1.4 OWNERSHIP OF CD. Bancorp is and shall be the exclusive owner and beneficiary of the CD, and has and shall have all right, title and interest in and to the Policy. Neither the Employee nor Employee's heirs, beneficiaries, creditors, successors, assigns, probate estate or legal representatives shall have any right, title or interest in the CD or in the values, benefits or proceeds of the CD. The CD and all values, benefits and proceeds of the CD shall be and remain part of the general assets of Bancorp, and all sums of any kind payable under the Policy shall be payable to Bancorp, not to Employee. Nothing in the Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between Bancorp and Employee, Employee's beneficiaries or any other person. Nothing in the Agreement shall give rise to a duty or obligation on the part of the entity issuing the CD toward Employee or Employee's heirs, beneficiaries, creditors, successors, assigns, probate estate or legal representatives.

         1.5 GENERAL CREDITOR STATUS. All payments to be made to Employee under the Agreement shall be made solely from Bancorp's general funds and assets. All references in the Agreement to the CD and to the amounts payable to Employee are made solely for the purpose of determining and measuring the amounts Bancorp is obligated to pay to Employee under the Agreement from its own funds and assets. No person claiming the right to payment under the Agreement, including Employee and Employee's heirs, beneficiaries, creditors or assigns, shall have a creditor status greater or other than that of a general unsecured creditor of Bancorp. Payments received by or payable to Bancorp under the CD shall not be deemed to be held by or payable to Bancorp under a trust for the benefit of Employee or anyone, nor shall such payments be deemed to be security for the performance of Bancorp's obligations under the Agreement.

         1.6 ERISA. It is the understanding and intent of the parties that the Agreement, in form, substance and operation, shall constitute and be interpreted as an "unfunded" deferred compensation plan (the "Plan") within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Bancorp shall be the Named Fiduciary under ERISA, and the Agreement shall constitute the written plan instrument. Bancorp shall also serve as the Plan Administrator of the Plan. The procedure for filing claims under the Plan is set forth in Section 4 of the Agreement.

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         1.7 DISPOSITION OF CD. Bancorp may cancel, replace or otherwise dispose of the CD at any time during the term of the Agreement; provided, that such disposition shall not relieve Bancorp of its obligations to Employee under the Agreement. If at any time during the term of the Agreement the CD is no longer in existence for any reason, Employee's benefits under the Agreement shall be determined using appropriate and reasonable methods, calculations and assumptions, such that Employee shall receive benefits in an amount no less than what he would have received had the CD been in existence.

         1.8 DEFINITION. For the purposes of this Agreement, Employee shall be deemed "retired" on and as of the date of occurrence of one or more of the following: (i) the date of expiration of Employee's term of employment under the Employment Agreement between the parties of April 1, 1999 where such term has not been extended; (ii) the effective date of termination of Employee's employment by Bancorp or by Employee, with or without cause; or (iii) such other date on which the parties may mutually agree in writing.

         1.9 TERMINATION WITH CAUSE. If prior to retirement Employee is terminated by Bancorp with cause, Employee shall not be entitled to any deferred compensation payments or any benefits under Section 1.6 or elsewhere in the Agreement, and the Agreement shall as of such termination date be null and void.

         1.10 VESTING. Employee's right to benefits and payments under the Agreement shall become 100% vested on the date of the Agreement, April 1, 1999, (the "Vesting Date"), provided that on the Vesting Date Employee is a full-time employee of Bancorp. No vesting with respect to any benefits or payments under the Agreement shall occur prior to the Vesting Date.

         1.11 BENEFITS. As additional consideration under the Agreement, from and after the date of Employee's retirement through May 15, 2007, Bancorp shall provide Employee with all medical, dental, disability, vision and life insurance which Bancorp or the Banks provide to full-time employees.

         2.  CHANGE OF CONTROL.

         2.1 SURVIVAL OF RIGHTS. If there is a change of control of Bancorp on or at any time prior to May 15, 2007, Employee shall continue to be entitled to receive the deferred compensation provided in Section 1 of the Agreement.

         2.2 OPTIONS AND STOCK. If Employee is a participant in a restricted stock plan or share option plan, and such plan is terminated involuntarily as a result of the change of control, all stock and options shall be declared fully vested and shall be distributed. With respect to any unexercised options under any stock option plan, such options may be exercised within the period provided in such plan. Effective as of the date of the change of control, any holding period established for stock paid as bonus or other compensation shall be deemed terminated, except as otherwise provided by law.

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         2.3 DEFINITION. As used in this Section, "control" shall mean the acquisition of twenty-five percent (25%) or more of the voting securities of Bancorp by any person, or persons acting as a group within the meaning of
Section 13(d) of the Securities Exchange Act of 1934, or to such acquisition of a percentage between ten percent (10%) and twenty-five percent (25%) if the Board or the Comptroller of the Currency, the FDIC, or the Federal Reserve Bank have made a determination that such acquisition constitutes or will constitute control of Bancorp. The term "person" refers to an individual, corporation, bank, bank holding company, or other entity, but excludes any Employee Stock Ownership Plan established for the benefit of employees of Bancorp or any of its subsidiaries.

         3.  COVENANTS.

         3.1 COOPERATION. Employee shall at all times fully cooperate with Bancorp and its affiliates in the defense or prosecution of any litigation arising from or relating to matters about which Employee has knowledge based on his employment or other work, paid or unpaid, for Bancorp and its affiliates.

         3.2 CONFIDENTIALITY. Employee shall at all times keep all confidential and proprietary information gained from his employment by Bancorp, or other previous and present paid or unpaid work for Bancorp and its affiliates, in strictest confidence, and will not disclose or otherwise disseminate such information to anyone, other than to Board members or employees of Bancorp or its affiliates, except as may be required by law, regulation or subpoena.

         3.3 NON-COMPETE COVENANTS. After the date of Employee's retirement or other termination of employment with Bancorp, and as long as Employee is eligible to receive deferred compensation under the Agreement but in no event for a period less than one year from such date, Employee shall not, without the prior written consent of Bancorp:

             3.3.1 Undertake full or part-time work, either as an employee or as a consultant, for another financial institution if such work is to be done, in whole or in part, in or from an office or other work site in Yamhill, Wasco, Hood River, Jefferson, Deschutes, Sherman or Gilliam Counties, Oregon, in Klickitat County, Washington, or in any other county in Oregon or Washington in which Bancorp or any subsidiary, parent, sister or other affiliated corporation of Bancorp has a place of business at the time of termination; or

             3.3.2 Hire for any financial institution or other employer (including himself) any employee of Bancorp, or any subsidiary or other affiliate of Bancorp, or directly or indirectly cause such an employee to leave his or her employment to work for another employer, if such employee is to work in or from an office or other work site in Yamhill, Wasco, Hood River, Jefferson, Deschutes, Sherman or Gilliam Counties, Oregon, in Klickitat County, Washington, or in any other county in Oregon or Washington in which Bancorp or any subsidiary, parent, sister or other affiliated corporation of Bancorp has a place of business at the time of termination.

         4.  CLAIMS PROCEDURE; REVIEW.

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         4.1 CLAIMS. A claim for benefits under the Plan shall be made in writing and delivered to Bancorp as Plan Administrator. Within a reasonable time after receipt of the claim, the Plan Administrator shall provide a written notice of decision to the claimant. If a claim is wholly or partially denied, the following shall apply:

             4.1.1 The written notice shall be provided to each claimant, shall state in plain language the specific reason or reasons for the denial, shall make specific reference to the pertinent provisions of the Plan on which the denial is based, and shall describe any additional material or information necessary to perfect the claim and an explanation of why such information is necessary.

             4.1.2 The written notice shall also contain an explanation of the review procedure established under the Plan.

         4.2 REVIEW. The review procedure set forth in this Section is for the purpose of allowing a claimant under the Plan to have a reasonable opportunity to appeal a denial of a claim and to receive a full and fair review.

             4.2.1 Within sixty (60) days of the denial, in whole or in part, of a claim for benefits under the Plan, the claimant may file a written request with Bancorp as Named Fiduciary under the Plan for a review of the denial. The request may contain issues and comments, and may include any other materials or information that may be pertinent to the review. The claimant may also request and review any pertinent Plan documents.

             4.2.2 Within sixty (60) days of the receipt of a written request for review, the Named Fiduciary shall make a decision on the request. The Named Fiduciary may in its discretion (i) extend the time for decision to no more than one hundred and twenty (120) days of the receipt of a written request for review, (ii) hold a hearing on the denied claim, and (iii) request additional information from the claimant.

             4.2.3 The decision of the Named Fiduciary on the request for review shall be provided to each claimant, shall state in plain language the specific reason or reasons for the decision, and shall make specific reference to the pertinent provisions of the Plan on which the decision is based.

         5.  MISCELLANEOUS.

         5.1 STOCK INCENTIVE PLAN. Employee's retirement shall not be deemed a retirement or general termination under any provision of the Columbia Bancorp 1999 Stock Incentive Plan or under any provision of any successor Plan, and shall therefore not limit the time within which Employee may exercise his stock option rights thereunder, except as otherwise provided under the Plan or any successor plan or under applicable law.

         5.2 RECITALS; LAW; AMENDMENTS. Each and every portion of the Agreement is contractual and not a mere recital, and all recitals shall be deemed incorporated into the


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Agreement. The Agreement shall be governed by and interpreted according to
Oregon law and any applicable federal law. The Agreement may not be amended except by a subsequent written agreement signed by all parties hereto.

         5.3 ENTIRE AGREEMENT. The Agreement contains the entire understanding and agreement of the parties with respect to the parties' relationship, and all prior negotiations, discussions or understandings, oral or written, are hereby integrated herein. No prior negotiations, discussions or agreements not contained herein or in such documents shall be binding or enforceable against the parties.

         5.4 ADDITIONAL AGREEMENT. The Agreement shall be effective and binding upon the parties as of and from and after April 1, 1999 until its expiration or termination as provided herein. Employee's rights under the Agreement are in addition to Employee's rights under the Employment Agreement of April 1, 1999 between the parties.

         5.5 COUNTERPARTS. The Agreement may be signed in several counterparts. The signature of one party on any counterpart shall bind such party just as if all parties had signed that counterpart. Each counterpart shall be considered an original. All counterparts of the Agreement shall together constitute one original document.

         5.6 SUCCESSORS AND ASSIGNS. All rights and duties of Bancorp under the Agreement shall be binding on and inure to the benefit of Bancorp's successors and assigns, including any person or entity which acquires a controlling interest Bancorp and any person or entity which acquires all or substantially all of Bancorp's assets. Bancorp and any such successor or assign shall be and remain jointly and severally liable to Employee under the Agreement. Employee may not assign or transfer Employee's rights or interests in or under the Agreement other than by a will or by the laws of descent and distribution.

         5.7 BENEFICIARIES. The Agreement, including the payment rights provided in the Agreement, shall inure to the benefit of and be enforceable by Employee's estate or legal representative. Without limitation of the foregoing, it is understood and agreed that if Employee's employment is terminated prior to the first date on which Employee becomes eligible for the deferred compensation payments provided under the Agreement, and if such termination is due to death, disability or any other reason, other than termination with cause as described in Section 1.5 herein, the Employee or his estate shall be entitled to all deferred compensation payments hereunder from and after the first such date of eligibility. As used in the Agreement, "beneficiary" shall mean any person or entity, including a trust, which has been designated by Employee as Employee's beneficiary in writing. Such designation shall be made on a form of Nomination of Beneficiary in substantially the form attached hereto as Exhibit 1, the original of which shall by delivered to and acknowledged by Bancorp. Employee may revoke or change a designation of beneficiary at any time and at Employee's sole discretion, and may name more than one beneficiary. On the date of Employee's death, Employee's beneficiary under the Agreement shall be the beneficiary named on the most current form of Nomination of Beneficiary on file with Bancorp. If no Nomination of Beneficiary form is on file with Bancorp

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on the date of Employee's death, Employee's estate shall be Employee's beneficiary under the Agreement.

         5.8 WAIVER. Any waiver by any party hereto of any provision of the Agreement, or of any breach thereof, shall not constitute a waiver of any other provision or of any other breach. If any provision, paragraph or subparagraph herein shall be deemed invalid, illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions, paragraphs and subparagraphs shall not be affected.

         5.9 ARBITRATION. Any dispute, controversy, claim or difference concerning or arising from the Agreement or the rights or performance of either party under the Agreement, including disputes about the interpretation or construction of the Agreement, shall be settled through binding arbitration in the State of Oregon and in accordance with the rules of the American Arbitration Association. A judgment upon the award rendered in such arbitration may be entered in any court of competent jurisdiction.

         5.10 PRIOR AGREEMENT. The Agreement supersedes and replaces the Deferred Compensation Agreement between Employee and Bancorp of May 1, 1998, and the latter agreement shall be deemed null and void as of April 1, 1999.

         5.11 ERISA FILING. Within one hundred and twenty (120) days of Bancorp's adoption of the Plan, the Plan Administrator shall file a notice and disclosure under ERISA in the form attached hereto as Exhibit 2. The adoption date of the Plan shall be the date of the Agreement, April 1, 1999.

         5.12 CAPTIONS. All captions, titles and headings in the Agreement are for convenience only, and shall not be construed to limit any term of the Agreement.


/s/
--------------------------------------
Terry L. Cochran


COLUMBIA BANCORP

By: /s/
    ----------------------------------
    Chairman


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                                    Exhibit 1

                            NOMINATION OF BENEFICIARY

         In accordance with the rights granted to me under the Deferred Compensation Agreement (the "Agreement") between me and Columbia Bancorp (the "Company") of April 1, 1999, I do hereby nominate the following as Beneficiary thereunder to receive payments thereunder in the event of my death:

         First Nominee:___________________________________

         Second Nominee:__________________________________

         The following terms and conditions shall apply.

         1. I reserve the right and privilege of changing the Beneficiary herein named at any time or times without the consent of any such Beneficiary.

         2. As used herein, "Beneficiary" shall include the plural, "Beneficiaries," wherever the Agreement so permits.

         3. If any sole Beneficiary who is then receiving monthly payments hereunder and under the Agreement shall not be living on any monthly payment date provided for in the Agreement, any and all remaining monthly payments shall be payable to the next Beneficiary in the order named above unless the executors or administrators of such sole Beneficiary are named as Beneficiaries hereinabove.

         4. If more than one Beneficiary is named either individually or as a class, monthly payments shall lie made equally to such Beneficiaries unless otherwise provided hereinabove. If any such Beneficiaries die while receiving monthly payments hereunder under the Agreement, any and all remaining payments shall be made equally to the surviving Beneficiaries of such designation or class or all to the sole survivor of them unless otherwise provided herein. If all of such Beneficiaries shall die, any and all remaining payments shall he made to the next Beneficiary in the order named hereinabove.

         5. If none of the Beneficiaries named herein are living on any monthly payment date, any and all remaining payments shall be made to my executors or administrators, or upon their written request, to any person or persons so designated by them.

         6. If any such monthly payments shall be payable upon any trust, the Company shall not be liable to see to the application by the trustee of any payment hereunder at any time, and may rely upon the sole signature of the trustee to any receipt, release, or waiver, or to any


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transfer or other instrument to whomsoever made purporting to affect this nomination or any right hereunder.

         7. This Nomination of Beneficiary shall be executed in duplicate, but it shall not be valid unless one copy of it is filed with and receipt thereof is acknowledged thereon by the Company during my lifetime. Any revocation or change of this Nomination of Beneficiary shall not be valid unless it is filed with and receipt thereof is acknowledged thereon by the Company during my lifetime, and any loss or destruction of any copy retained by me shall not constitute a revocation or change of this Nomination of Beneficiary.

         This nomination cancels and supersedes any Nomination of Beneficiary heretofore made by me with respect to the Agreement and the right to receive payments thereunder.

                                Date:_________________.


                                                   _____________________________


                                    ACKNOWLEDGMENT

         Columbia Bancorp hereby acknowledges receipt of the foregoing Nomination of Beneficiary as of the date shown below.

                                Columbia Bancorp

                                                 By:____________________________

                                                 Title:_________________________



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                                   Exhibit 2


[DATE]

To:  The Secretary of Labor
Top Hat Exemption, Pension and Welfare Benefits Administration
U. S. Department of Labor
Washington, D. C.  20210

               Re:      Reporting and Disclosure Statement

         In compliance with the alternative reporting and disclosure method under the Employee Retirement Income Security Act of 1974, as amended, and as provided for an unfunded deferred compensation plan for a select group of management or highly compensated employees under D. O. L. Regulation Section 2520.104-23, the following information is provided by Columbia Bancorp, the Plan Administrator.

         1.    The name of the employer is Columbia Bancorp.

         2. The mailing address of the employer is P. O. Box 1050, The Dalles, Oregon 97058.

         3. The Federal Identification Number (EIN) of the employer is ________________.

         4. The employer maintains one (1) unfunded deferred compensation plan (the "Plan") for one (1) employee.

         5. The employer maintains the Plan exclusively for the purpose of providing deferred compensation to employer's President and Chief Executive Officer, one of a select group of employer's management and a highly compensated employee.

         A copy of the Plan, which is set forth in a form of deferred compensation agreement between the employer and the employee, shall be provided to the Secretary of Labor upon request.

                        Columbia Bancorp, Employer and Plan
                        Administrator

                        By:_____________________________